Upon Execution of Lease Please Remit Payments by

Check Mailed to:

Mission Viejo Plaza
7 Corporate Plaza
Newport Beach, CA 92660

Or Wiring/ACH to Mission Viejo Plaza:

Bank: U.S. Bank
ABA: 122235821
Name on Account: MV Plaza
Account #153492195364
Additional: (please include information to assist in prompt and accurate posting of payment – i.e. name on lease, property address and suite number)

Please note your Lease will not be completed until we receive payment for the move- in monies (per the terms of your Lease). Thank you and please contact your Olen Leasing Representative with any questions.

MCP 27271 – 200 & 200-B

OFFICE BUILDING LEASE

This Lease between MVPlaza, Inc., a California Corporation (“Landlord”), and  Auxilio, Inc., a NevadaCorporation, (“Tenant”), is dated  6/26/2015.

1. LEASE OF PREMISES

In consideration of the rent (as defined at Section 5.3) and the provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises shown by diagonal lines on the floor plan attached hereto as Exhibit “A”, and further described at Section 2.l.  The Premises are located within the Building and Project described in Section 2.m.  Tenant shall have the nonexclusive right (unless otherwise provided herein) in common with Landlord, other tenants, subtenants and invitees, to use of the Common Area (as defined at Section 2.e).

2. DEFINITIONS

As used in this Lease, the following terms shall have the following meanings:

a.   Base Rent (initial): $330,760 per year

b.   Base year: The calendar year of 2015

c.   Broker(s)

Landlord’s:   N/A

Tenant’s:  Jack Sullivan-CRESA

d.   Commencement Date: Upon the later to occur of: (i) October 1, 2015 or (ii) Substantial Completion of Tenant Improvements (see also Addendum A, Item 5 for Early Possession Agreement).

e.  Common Areas:  The building lobbies, common corridors and hallways, restrooms, garage and parking areas, stairways, elevators and other generally understood public or common areas.  Landlord shall have the right to regulate or restrict the use of the Common Areas as applied consistently to all tenants throughout the Project.

f.  Expiration Date:   January 31, 2021 unless otherwise sooner terminated in accordance with the provisions of this Lease.

g. Landlord’s Mailing Address:    MVPlaza, Inc.
7 Corporate Plaza, Newport Beach, CA 92660

Tenant’s Mailing Address   27271 Las Ramblas, Suite 200, Mission Viejo, CA 92691

h.   Monthly Installments of Base Rent (initial):   $33,076.00, which includes $30,051.00 per month for Suite 200 plus $3,025.00 per month for 2,420 rentable square feet of Basement Space, which includes two (2) locker rooms known as Suite 200-B.

Rent Payments. Rent payments are due on the first of each month, made payable to Olen Commercial Realty Corp.
Please remit Rent Payments to: MVPlaza, Inc.
7 Corporate Plaza, Newport Beach, CA 92660
LANDLORD DOES NOT INVOICE ON A MONTHLY BASIS.

i.  Security Deposit (Article 7):  $38,344.14

MCP 27271 – 200 & 200-B

j.   Upon execution hereof Tenant shall pay Landlord $71,420.14; which includes $30, 051.00 Monthly

Rent for October, 2015 for Suite 200, $3,025.00 Monthly Rent for October, 2015 for Suite
200-B, and $38,344.14 Security Deposit equal to the last month’s remittance pursuant to
Article 7 herein.

k.   Parking:    Tenant shall be permitted, at no cost to Tenant, to park (4:1,000 usable square feet) cars on a nonexclusive basis in the area(s) designated by Landlord for parking.  Tenant shall abide by any and all parking regulations and rules established from time to time by Landlord or Landlord’s parking operator. NO OVERNIGHT PARKING SHALL BE ALLOWED; AT LESSOR’S DISCRETION, VIOLATORS MAY BE TOWED AT VEHICLE OWNER’S EXPENSE.

l.  Premises:  That portion of the Building containing approximately 18,320  rentable square feet consisting of 15,900_ rentable square feet known as Suite 200 plus 2,420 rentable square feet of basement space which includes two (2) locker rooms known as Suite 200-B, shown by diagonal lines on Exhibit “A”, located on the Second (2) floor and Basement Level of the Building and known as Suite(s)
200 and 200-B.

m.   Project:   The building of which the Premises are a part (the “Building”) is located at 27271 Las Ramblas, Mission Viejo, CA 92691 and further described on Exhibit “A”.  The Project is known as   Mission Corporate Plaza consisting of 133,771 rentable square feet.

n.  Rentable Area:  As to both the Premises and the Project, the respective measurements of floor area as may from time to time be subject to lease by Tenant and all tenants of the Project, respectively, as determined by Landlord and applied on a consistent basis throughout the Project.

o.  State: The State of California.

p. Tenant’s Proportionate Share:  13.69%. Such share is a fraction, the numerator of which is the Rentable Area of the
Premises, and the denominator of which is the Rentable Area of the Project.

q.  Tenant’s Use Clause (Article 8):  General office as permitted by the City of Mission Viejo

r.  Term:  The period commencing on the Commencement Date and expiring at midnight on the Expiration Date.

3. EXHIBITS AND ADDENDA

See Addenda:   A, B, C, Exhibits A, A-1, A-2, and A-3 attached hereto and made a part hereof by reference.

4. DELIVERY OF POSSESSION

(a)           If for any reason Landlord does not deliver possession of the Premises to Tenant on or before October 1,

2015, the Expiration Date shall not change, the validity of this Lease shall not be impaired and Landlord shall not be subject to any liability for such failure except that: (i) Rent shall be abated until delivery of possession . If Landlord permits Tenant to enter into possession of the Premises before the Commencement Date, such possession shall be subject to the provisions of this Lease excluding the payment of Rent.

(b)       Delays Caused by Tenant.  Notwithstanding Section 4(a) above, Landlord shall not be liable for failure to deliver the Premises on or before October 1, 2015 to the extent there are any delays caused by acts or omissions of Tenant, Tenant’s agents, employees and contractors, or for Tenant delays as defined in any work letter agreement attached to this Lease, if any (hereinafter “Tenant Delays”) and the Commencement Date shall be October 1, 2015.

5. RENT

5.1.  Payment of Base Rent.  Tenant agrees to pay the Base Rent for the Premises.  Monthly Installments of Base Rent shall be payable in advance on the first day of each calendar month of t he Term.  If the Term begins (or ends) on other than

MCP 27271 – 200 & 200-B

the first (or last) day of a calendar month, the Base Rent for the partial month shall be prorated on a per diem basis.  Tena nt shall pay Landlord the first Monthly Installment of Base Rent when Tenant executes the Lease.

5.2.  Project Operating Costs

a.  In order that the Rent payable during the Term reflects any increase in Project Operating Costs, Tenant agrees to pay to Landlord as Rent, Tenant’s Proportionate Share of all increases in costs, expens es and obligations attributable to the Project and its operation, all as provided below.

b.  If, during any calendar year during the Term, Project Operating Costs exceed the Project Operating Costs for the Base Year, Tenant shall pay to Landlord, in addition to the Base Rent and all other payments due under this Lease, an amount equal to Tenant’s Proportionate Share of such excess Project Operating Costs in accordance with the provisions of this Section 5.2b.

(1)  The term “Project Operating Costs” shall include all those items described in the following subparagraphs (a) and (b).

(a)  All taxes, assessments, water and sewer charges and other similar governmental charges levied on or attributable to the Building or Project or their operation, including without limitation, (i) real property taxes or assessments levied or assessed against the Building or Project, (ii) assessments or charges levied or assessed against the Building or Project by any redevelopment agency, (iii) any tax measured by gross rentals received from the leasing of the Premises, Building or Project, excluding any net income, franchise, capital stock, estate or inheritance taxes imposed by the State or Federal government or their agencies, branches or departments; provided that if at any time during the Term any governmental entity levies, assesses or imposes on Landlord any (1) general or special, ad valorem or specific, excise, capital levy or other tax, assessment, levy or charge directly on the Rent received under this Lease or on the rent received under any other leases of space in the Building or Project, or (2) any license fee, excise or franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rent, or (3) any transfer, transaction, or similar ta x, assessment, levy or charge based directly or indirectly upon the transaction represented by this Lease or such other leases, or (4) any occupancy, use, per capita or other tax, assessment, levy or charge based directly or indirectly upon the use or occu pancy of the Premises or other premises within the Building or Project, then any such taxes, assessments, levies and charges shall be deemed to be included in the term Project Operating Costs.  If at any time during the Term the assessed valuation of, or taxes on, the Project are not based on a completed Project having at least ninety-five percent (95%) of the Rentable Area occupied, then the “taxes” component of Project Operating Costs shall be adjusted by Landlord to reasonably approximate the taxes which would have been payable if the Project were completed and at least ninety-five percent (95%) occupied.

(b)  Operating costs incurred by Landlord in maintaining and operating the Building and Project, including without limitation the following: costs of (1) utilities; (2) supplies; (3) insurance (including public liability, property damage, earthquake, and fire and extended coverage insurance for the full replacement cost of the Building and Project as required by Landlord or its lenders for the Project); (4) services of independent contractors for maintenance of the Common Areas; (5) compensation (including employment taxes and fringe benefits) of all persons who perform duties connected with the operation, maintenance, repair or overhaul of the Building or Project, and equipment, improvements and facilities located within the Project, including without limitation engineers, janitors, painters, floor waxers, window washers, security and parking personnel  and  gardeners  (but  excluding  persons  performing  services  not  uniformly  available  to  or  performed  for substantially all Building or Project tenants); (6) operation and maintenance of a room for delivery and distribution of mail to tenants of the Building or Project as required by the U.S. Postal Service (including, without limitation, an amount equal to the fair market rental value of the mail room premises); (7) management of the Building or Project, whether managed by Landlord or an independent contractor (including, without limitation, an amount equal to t he fair market value of any on-site manager’s office); (8) rental expenses for (or a reasonable depreciation allowance on) personal property used in the maintenance, operation or repair of the Building or Project; (9) costs, expenditures or charges (whethe r capitalized or not) required by any governmental or quasi-governmental authority; (10) amortization of capital expenses (i) required by a governmental entity for energy conservation or life safety purposes, or (ii) made by Landlord to reduce Project Oper ating Costs; and (11) any other costs or expenses incurred by Landlord under this Lease and not otherwise reimbursed by tenants of the Project.   If at any time during the Term, less than ninety-five percent (95%) of the Rentable Area of the Project  is  occupied,  the  “operating  costs”  component  of  Project  Operating  Costs  shall  be  adjusted  by  Landlord  to reasonably approximate the operating costs which would have been incurred if the Project had been at least ninety -five percent (95%) occupied.

(2)  Tenant’s Proportionate Share of Project Operating Costs shall be payable by Tenant to Landlord as follows:

(a)  Beginning with the calendar year following the Base Year and for each calendar year thereafter (“Comparison Year”), Tenant shall pay Landlord an amount equal to Tenant’s Proportionate Share of the Project Operating Costs incurred by Landlord in the Comparison Year which exceeds the total amount of Project Operating Costs payable by Landlord for the Base Year.  This excess is referred to as the “Excess Expenses”.

MCP 27271 – 200 & 200-B

(b)  To provide for current payments of Excess Expenses, Tenant shall, at Landlord’s request, pay as additional rent during each Comparison Year, an amount equal to Tenant’s Proportionate Share of the Excess Expenses payable during such Comparison Year, as estimated by Landlord from time to time.  Such payments shall be made in monthly installments, commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount it is to pay hereunder and continuing until the first day of the month following the month in which Landlord gives Tenant a new notice of estimated Excess Expenses.  It is the intention hereunder to estimate from time to time the amount of the Excess Expenses for each Comparison Year and Tenant’s Proportionate Share thereof, and then to make an adjustment in the following year based on the actual Excess Expenses incurred for that Comparison Year.

(c) On or before April 1 of each Comparison Year after the first Comparison Year (or as soon thereafte r as is practical), Landlord shall deliver to Tenant a statement setting forth Tenant’s Proportionate Share of the Excess Expenses for the preceding Comparison Year.  If Tenant’s Proportionate Share of the actual Excess Expenses for the previous Comparison Year exceeds the total of the estimated monthly payments made by Tenant for such year, Tenant shall pay Landlord the amount of the deficiency within ten (10) days of the receipt of the statement.  If such total exceeds Tenant’s Proportionate Share of the actual Excess Expenses for such Comparison Year, then Landlord shall credit against Tenant’s next ensuing monthly installment(s) of additional rent an amount equal to the difference until the credit is exhausted.  If a credit is du e from Landlord on the Expiration Date, Landlord shall pay Tenant the amount of the credit.  The obligations of Tenant and Landlord to make payments required under this Section 5.2 shall survive the Expiration Date.

(d)  Tenant’s Proportionate Share of Excess Expenses in any Comparison Year having less than 365 days shall be appropriately prorated.

(e)  If any dispute arises as to the amount of any additional rent due hereunder, Tenant shall have the right after reasonabl e notice and at reasonable times to inspect Landlord’s accounting records at Landlord’s accounting office.  Tenant agrees to pay Landlord for Landlord’s actual costs to accommodate Tenant’s request in an amount not to exceed $500.00, unless it is determined that Landlord’s original statement overstated Project Operating Costs by more than five percent (5%).
(f)  Notwithstanding anything to the contrary contained in this Section 5.2, in no event shall Tenant’s Proportionate Share of Project Operating Costs for any calendar year during the Term exceed 105% of Tenant’s Proportionate Share of Project Operating Costs for the immediately preceding calendar year, calculated on a cumulative basis.

5.3. Definition of Rent.  All costs and expenses which Tenant assumes or agrees to pay Landlord under this Lease shall be deemed additional rent (which, together with the Base Rent is sometimes referred to as the “Rent”).  The Rent shall be paid to the Building manager (or other person) and at such place, as Landlord may from time to time designate in writing, without any prior demand therefor and without deduction or offset, in lawful money of the United States of America.

5.4 Rent Control.  If the amount of Rent or any other payment due under this Lease violates the terms of any governmental restrictions on such Rent or payment, then the Rent or payment due during the period of such restrictions shall be the maximum amount allowable under those restrictions.  Upon termination of the restrictions, Landlord shall, to the extent it is legally permitted, recover from Tenant the difference between the amounts received during the period of the restrictions and the amounts Landlord would have received had there been no restrictions.

5.5 Taxes Payable by Tenant.  In addition to the Rent and any other charges to be paid by Tenant hereun der, Tenant shall reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes) which are not otherwise reimbursable under this Lease, whether or not now customary or within the contemplation of the parties, where such taxes are upon, measured by or reasonably attributable to (a) the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises, or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, other than building standard work made by Landlord, regardless of whether title to such improvements is held by Tenant or Landlord; (b) the gross or net Rent payable under this Lease, including, without limitation, any rental or gross receipts tax levied by any taxing authority with respect to the receipt of the Rent hereunder; (c) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (d) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.  If it becomes unlawful for Tenant to reimburse Landlord for any costs as required under this Lease, the Base Rent shall be revised to net Landlord the same net Rent after imposition of any tax or other charge upon Landlord as would have been payable to Landlord but for the reimbursement being unlawful.

6. INTEREST AND LATE CHARGES

If Tenant fails to pay when due any Rent or other amounts or charges which Tenant is obligated to pay under the terms of this Lease, the unpaid amounts shall bear interest at the maximum rate then allowed by law.  Tenant acknowledges that the late payment of any Monthly Installment of Base Rent will cause Landlord to lose the use of that money and incur costs and expenses  not  contemplated  under  this  Lease,  including  without  limitation,  administrative  and  collection  costs  and

MCP 27271 – 200 & 200-B

processing and accounting expenses, the exact amount of which is extremely difficult to ascertain.  Therefore, in addition to interest, if any such installment is not received by Landlord within ten (10) days from the date it is due, Tenant shall pay Landlord a one-time late charge equal to five percent (5%) of such installment.  Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered from such nonpayment by Tenant.   Acceptance of any interest or late charge shall not constitute a waiver of Tenant’s default with respect to such nonpayment by Tenant nor prevent Landlord from exercising any other rights or remedies available to Landlord under this Lease.

7.  SECURITY DEPOSIT

Tenant agrees to deposit with Landlord the Security Deposit set forth at Article 2.i upon execution of this Lease, as security for Tenant’s faithful performance of its obligations under this Lease.  Landlord and Tenant agree that the Security Deposit may be commingled with funds of Landlord and Landlord shall have no obligation or liability for payment of interest on such Deposit.  Tenant shall not mortgage, assign, transfer or encumber the Security Deposit without the prior written consent of Landlord and any attempt by Tenant to do so shall be void, without force or effect and shall not be binding upon Landlord.  If Tenant fails to pay any Rent or other amount when due and payable under this Lease, or fails to perform any of the terms hereof, Landlord may appropriate and apply or use all or any portion of the Se curity Deposit for rent payments or any other amount then due and unpaid, for payment of any amount for which Landlord has become obligated as a result of Tenant’s default or breach, and for any loss or damage (including, but not limited to, past or future rent) sustained by Landlord as a result of Tenant’s default or breach, and Landlord may so apply or use this deposit without prejudice to any other remedy Landlord may have by reason of Tenant’s default or breach.  If Landlord so uses any of the Security Deposit, Tenant shall, within ten (10) days after written demand therefor, restore the Security Deposit to the full amount originally deposited; Tenant’s failure to do so shall constitute an act of default hereunder and Landlord shall have the right to exe rcise any remedy provided for at Article 27 hereof.  Within fifteen (15) days after the Term (or any extension thereof) has expired or Tenant has vacated the Premises, whichever shall last occur, and provided Tenant is not then in default on any of its obligations hereunder, Landlord shall return the Security Deposit to Tenant, or, if Tenant has assigned its interest under this Lease, to the last assignee of Tenant.   If Landlord sells its interest in the Premises and Landlord delivers the Security Deposit to the purchaser of Landlord’s interest, Landlord shall be relieved of any further liability or obligation with respect to the Security Deposit. Tenant hereby expressly waives any and all rights it may have with respect to a security deposit under California Civil Code Section 1950.7(c), or any similar, related or successor provision of law.

NOTE: Security Deposit shall not be applied toward the last month’s Rent. In no event shall the Security

Deposit on hand be less than an amount equal to the last month’s Base Rent.

8. TENANT’S USE OF THE PREMISES

Tenant shall use the Premises solely for the purposes set forth in Tenant’s Use Clause.  Tenant shall not use or occupy the Premises in violation of law or any covenant, condition, or restriction affecting the Building or Project or the certificate of occupancy issued for the Building or Project, and shall, upon notice from Landlord, immediately discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a viola tion of law or the certificate of occupancy.    Tenant, at Tenant’s own expense, shall comply with all laws, ordinances, regulations, rules and/or any directions of any governmental agencies or authorities having jurisdiction which shall, by reason of the n ature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or its use or occupation.   A judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant that Tenant has violated any such laws, ordinances, regulations, rules and/or directions in the use of the Premises shall be deemed to be a conclusive determination of that fact as between Landlord and Tenant.  Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or other insurance policy covering the Building or Project and/or property located therein, and shall comply with all rules, orders, regulations , requirements  and  recommendations  of  the  Insurance  Services  Office  or  any other  organization  performing  a  similar function.  Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Article.  Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Buildi ng or Project, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful  or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.  Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

9. SERVICES AND UTILITIES

Landlord agrees to furnish to the Premises during generally recognized business days, or during hours determined by Landlord and consistent with comparable office buildings in the area (currently Monday through Friday 7:30 a.m. to 6:30 p.m., excepting nationally recognized holidays, and Saturdays from 9:00 a.m. to 1:00 p.m., by request only), and subject to the rules and regulations of the Building or Project, electricity and other utilities for normal

MCP 27271 – 200 & 200-B

office use, and heating, ventilation and air conditioning (“HVAC”) as required in Landlord’s judgment for the comfortable use and occupancy of the Premises.  If Tenant desires HVAC at any other time, Landlord shall use reasonable efforts to furnish such service upon reasonable notice from Tenant and Tenant shall pay Landlord’s charges therefor on demand (current after-hours HVAC charge is $55.00 per hour).  Landlord shall also maintain utilities and keep lighted the Common Areas in the Building and the Project.  Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Rent be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (ii) failure to furnish or delay in furnishing any such services where such failure or delay is caused by accident or any condition or event beyond the reasonable control of Landlord, or by the making of necessary repairs or improvements to the Premises, Building or Project, or (iii) the limitation, curtailment or rationing of, or restrictions on, use of water, electricity, gas or any other form of energy serving the Premi ses, Building or Project; provided, however, Landlord shall be liable if any interruption, failure or limitation of utilities is caused by the willful acts or omissions of Landlord or Landlord’s agents, contractors, employees or invitees.   Except as set forth above, Landlord shall not be liable under any circumstances  for a loss of or injury to property or business, however occurring, through or in connection with or incidental to failure to furnish any such services.  If Tenant uses heat generati ng machines or equipment in the Premises which affect the temperature otherwise maintained by the HVAC system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost o f installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

Tenant shall not, without the written consent of Landlord, use any apparatus or device in the Premises, including without limitation, electronic data  processing machines, punch card machines or machines using in excess of: (i) 208V/125A circuit in the server room, (ii) 208V/15A circuit in the break room, and (iii) 120 volts everywhere else in the Premises, which consumes more electricity than is usually furnished or supplied for the use of Premises as general office space, as determined by Landlord and consistent with comparable office buildings in the area.  Tenant shall not connect any apparatus with electric current except through existing electrical outlets in the Premise s. Tenant shall not consume water or electric current in excess of that usually furnished or supplied for the use of Premises as general office space (as determined by Landlord and consistent with comparable office buildings in the area), without first procuring the written consent of Landlord, which Landlord may refuse, and in the event of consent, Landlord may have installed a water meter or electrical current meter in the Premises to measure the amount of water or electrical current consumed.  The cost of any such meter  and of its installation, maintenance and repair shall be paid for by the Tenant and Tenant agrees to pay to Landlord promptly upon demand for all such water and electric current consumed as shown by said meters, at the rates charged for such services by the local public utility plus any addi tional expense incurred in keeping account of the water and electric current so consumed.  If a separate meter is not installed, the excess cost for such water and electric current shall be established by an estimate made by a utility company or electrical engineer hired by Landlord at Tenant’s expense.

Nothing contained in this Article shall restrict Landlord’s right to require at any time separate metering of utilities furni shed to the Premises.   In the event utilities are separately metered, Tenant shall pay promptly upon demand for all utilities consumed at utility rates charged by the local public utility.  Tenant shall be responsible for the maintenance and repair of any such meters at its sole cost.

Landlord shall furnish elevator service, lighting replacement for building standard lights, restroom supplies, window washing and janitor services in a manner that such services are customarily furnished to comparable office buildings in the area.

10. CONDITION OF THE PREMISES

Tenant’s taking possession of the Premises shall be deemed conclusive evidence that as of the date of taking possession the Premises are in good order and satisfactory condition, except for such matters as to which Tenant gave Landlord notice on or before the Commencement Date.  No promise of Landlord to alter, remodel, repair or improve the Premises, the Building or the Project and no representation, express or implied, respecting any matter or thing relating to the Premises, Building, Project or this Lease (including, without limitation, the condition of the Premises, the Building or the Project) have been made to Tenant by Landlord or its Broker or Sales Agent, other than as may be contained herein or in a separate exhibit or addendum signed by Landlord and Tenant.  Tenant acknowledges the subject Premises has not been inspected by a Certified Access Specialist as defined in California Civil Code Section 1938.

11. CONSTRUCTION, REPAIRS AND MAINTENANCE

a. Landlord’s Obligations.  Consistent with comparable office buildings in the area Landlord shall maintain in good order, first class condition and repair the Building, the Common Areas and all other portions of the Premises not the obligation of Tenant or of any other tenant in the Building.

b. Tenant’s Obligations

MCP 27271 – 200 & 200-B

(1) Tenant at Tenant’s sole expense shall, except for services furnished by Landlord pursuant to Article 9 hereof, maintain the Premises in good order, condition and repair, including the interior surfaces of the ceilings, walls and floors, all inte rior doors, all interior windows, all plumbing, pipes and fixtures, electrical wiring, switches and fixtures, Building Standard furnishings and special items and equipment installed by or at the expense of Tenant.

(2) Tenant shall be responsible for all repairs and alterations in and to the Premises, Building and Project and the facilities and systems thereof, the need for which arises out of (i) Tenant’s use or occupancy of the Premises, (ii) the installation, removal, use or operation of Tenant’s Property (as defined in Article 13) in the Premises, (iii) the moving of Tenant’s Property into or out of the Building, or (iv) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees.

(3) If Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Tenant notice to do such acts as are reasonably required to so maintain the Premises.  If Tenant fails to promptly commence such work and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work unless such issue is caused by Landlord or Landlord’s agents, contractors, employees or invitees.    Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at the prime commercial rate then being charged by Bank of America NT

& SA plus two percent (2%) per annum, from the date of such work, but not to exceed the maximum rate then allowed by law.  Landlord shall have no liability to Tenant for any damage, inconvenience, or interference with the use of the Premises by Tenant as a result of performing any such work.

c. Compliance with Law.  Landlord and Tenant shall each do all acts required to comply with all applicable laws, ordinances, and rules of any public authority relating to their respective maintenance obligations as set forth herein.

d. Waiver by Tenant.  Tenant expressly waives the benefits of any statute now or hereafter in effect which would other wise afford the Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the Premises in good order, condition and repair.

e. Load and Equipment Limits.  Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry, as determined by Landlord or Landlord’s structural engineer.  The cost of any such determination made by Landlord’s structural engineer shall be paid for by Tenant upon demand.  Tenant shall not install business machines or mechanical equipment which cause noise or vibration to such a degree as to be objectionable to Landlord or other Building tenants.

f. Except as otherwise expressly provided in this Lease or if Tenant’s access to the Premises is materially impeded, Landlord shall have no liability to Tenant nor shall Tenant’s obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord’s making any repairs or changes which Landlord is required or permitted by this Lease or by any other tenant’s lease or required by law to make in or to any portion of the Project, Building or the Premises.   Land lord shall nevertheless use reasonable efforts to minimize any interference with Tenant’s business in the Premises.

g.  Tenant shall give Landlord prompt notice of any damage to or defective condition in any part or appurtenance of the Building’s mechanical, electrical, plumbing, HVAC or other systems serving, located in, or passing through the Premises.

h.  Upon the expiration or earlier termination of this Lease, Tenant shall return the Premises to Landlord clean and in the same condition as on the date Tenant took possession, except for normal wear and tear.  Any damage to the Premises, including any structural damage, resulting from Tenant’s use or from the removal of Tenant’s fixtures, furnishings and equipment pursuant to Section 13b shall be repaired by Tenant at Tenant’s expense.

12. ALTERATIONS AND ADDITIONS

a.  Tenant shall not make any additions, alterations or improvements to the Premises without obtaining the prior written consent of Landlord.  Landlord’s consent may be conditioned on Tenant’s removing any such additions, alterations or improvements upon the expiration of the Term and restoring the Premises to the same condition as on the date Tenant took possession.  All work with respect to any addition, alteration or improvement  shall be d one in a good and workmanlike manner by properly qualified and licensed personnel approved by Landlord, and such work shall be diligently prosecuted to completion.   Landlord may, at Landlord’s option, require that any such work be   performed by Landlord’s contractor, in which case the cost of such work shall be paid for before commencement of the work.  Tenant shall pay to Landlord upon completion of any such work by Landlord’s contractor, an administrative fee of five percent (5%) of the cost of the work.

MCP 27271 – 200 & 200-B

b.  Tenant shall pay the costs of any work done on the Premises pursuant to Section 12a, and shall keep the Premises, Building and Project free and clear of liens of any kind.   Tenant shall indemnify, defend against and keep Landlord free and harmless from all liability, loss, damage, costs, attorneys’ fees and any other expense incurred on account of claims by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant.

Tenant shall keep Tenant’s leasehold interest, and any additions or improvements which are or become the property of Landlord under this Lease, free and clear of all attachment or judgment liens.  Before the actual commencement of any work for which a claim or lien may be filed, Tenant shall give Landlord notice of the intended commencement date a sufficient time before that date to enable Landlord to post notices of non -responsibility or any other notices which Landlord deems necessary for the proper protection of Landlord’s interest in the Premises, Building or the Project, and Landlord shall have the right to enter the Premises and post such notices at any reasonable time.

c.   Landlord may require, at Landlord’s sole option, that Tenant provide to Landlord, at Tenant’s expense, a lien an d completion bond in an amount equal to at least one and one-half (1 ½) times the total estimated cost of any additions, alterations or improvements to be made in or to the Premises, to protect Landlord against any liability for mechanic’s and materialmen’s liens and to insure timely completion of the work.  Nothing contained in this Section 12c shall relieve Tenant of its obligation under Section 12b to keep the Premises, Building and Project free of all liens.

d. Unless their removal is required by Landlord as provided in Section 12a, all additions, alterations and improvements made to the Premises shall become the property of Landlord and be surrendered with the Premises upon the expiration of the Term; provided, however, Tenant’s equipment, machinery and trade fixtures which can be removed without damage to the Premises shall remain the property of Tenant and may be removed, subject to the provisions of Section 13b.

e.  Notwithstanding anything in this Lease to the contrary, Tenant has the right to make Cosmetic Alterations (as hereinafter defined) to the Premises without Landlord’s consent. “Cosmetic” means minor alterations in the Premises which (1) are not structural in nature, (2) do not modify, connect to or interfere with any of the main Building systems, (3) are not visible from outside the Premises (provided, however, that any painting, wall covering installation  and  carpeting  will  not  be  deemed  visible  from  outside  of  the  Premises  for purposes of this paragraph), and (4) are installed at a cost which is less than $25,000.00 per alteration. Tenant shall notify Landlord in writing prior to making any such Cosmetic Alterations.  Any Cosmetic Alterations performed by Tenant must be completed in a good and workmanlike manner and in accordance with all legal requirements.  Landlord shall have the right to inspect Tenant’s work periodically in connection with any Cosmetic Alterations to the extent reasonably necessary to ensure Tenant’s compliance with this provision.

13. LEASEHOLD IMPROVEMENTS; TENANT’S PROPERTY

a.  All fixtures, equipment, improvements and appurtenances attached to or built into the Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant (“Leasehold Improvements”), shall be and remain a part of the Premises, shall be the property of Landlord and shall not be removed by Tenant, except as expressly provided in Section 13b.

b.  All movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively “Tenant’s Property”) shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of Tenant’s Property is removed, Tenant shall promptly repair any damage to the Premises or to the Building resulting from such removal.

14. RULES AND REGULATIONS

Tenant agrees to comply with (and cause its agents, contractors, employees and invitees to comply with) the rules and regulations attached hereto as Addendum B and with such reasonable modifications thereof and additions thereto as Landlord may from time to time make as applied consistently to all tenants throughout the Project.  Landlord shall not be responsible for any violation of said rules and regulations by other tenants or occupants of the Building or Project.

15. CERTAIN RIGHTS RESERVED BY LANDLORD

MCP 27271 – 200 & 200-B

Landlord reserves the following rights, exercisable without liability to Tenant for (a) damage or injury to property, person or business, (b) causing an actual or constructive eviction from the Premises, or (c) disturbing Tenant’s use or possession of the Premises:

a.  To name the Building and Project and to change the name or street address of the Building or Project;

b.  To install and maintain all signs on the exterior and interior of the Building and Project;

c.  To have pass keys to the Premises and all doors within the Premises, excluding Tenant’s vaults and safes;

d.   At any time during the Term, and on reasonable prior notice to Tenant, to inspect the Premises, and to show the Premises to any prospective purchaser or mortgagee of the Project, or to any assignee of any mortgage on the Project, or to others having an interest in the Project or Landlord, and during the last six months of the Te rm, to show the Premises to prospective tenants thereof; and

e.  To enter the Premises for the purpose of making inspections, repairs, alterations, additions or improvements to the Premises of the Building (including, without limitation, checking, calibrating, adjusting or balancing controls and other parts of the HVAC system), and to take all steps as may be necessary or desirable for the safety, protection, maintenance or preservation of the Premises or the Building or Landlord’s interest therein, or as may be necessary or desirable for the operation or improvement of the Building or in order to comply with laws, orders or requirements of governmental or other authority.  Landlord agrees to use its best efforts (except in an emergency) to minimize interfe rence with Tenant’s business in the Premises in the course of any such entry.

16. ASSIGNMENT AND SUBLETTING

No assignment of this Lease or sublease of all or any part of the Premises shall be permitted, except as provided in this Article 16.

a.  Tenant shall not, without the prior written consent of Landlord, assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant.  Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease.  This Lease shall not, nor shall any interest of  Tenant herein, be assignable by operation of law without the written consent of Landlor d.

b.  If at any time or from time to time during the Term Tenant desires to assign this Lease or sublet all or any part of the Premises, Tenant shall give notice to Landlord setting forth the terms and provisions of the proposed assignment or sublease, and the identity of the proposed assignee or subtenant.  Tenant shall promptly supply Landlord with such information concerning the business background and financial condition of such proposed assignee or subtenant as Landlord may reasonably request.  Landlord shall have the option, exercisable by notice given to Tenant within twenty (20) days after Tenant’s notice is given, either to sublet such space from Tenant at the rental and on the other terms set forth i n this Lease for the term set forth in Tenant’s notice, or, in the case of an assignment, to terminate this Lease.  If Landlord does not exercise such option, Tenant may assign the Lease or sublet such space to such proposed assignee or subtenant on the following further conditions:

(1)    Landlord  shall  have  the  right  to  approve  such  proposed  assignee  or  subtenant,  which  approval  shall  not  be unreasonably withheld;

(2)  The assignment or sublease shall be on the same terms set forth in the notice given to Landlord;

(3)  No assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Premises until an executed counterpart of such assignment or sublease has been delivered to Landlord;

(4)  No assignee or sublessee shall have a further right to assign or sublet except on the terms herein contained; and

(5)  Any sums or other economic consideration received by Tenant as a result of such assignment or subletting, however denominated under the assignment or sublease, which exceed, in the aggregate, (i) the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (ii) any real estate brokerage commissions or fees payable in connection with such assignment or subletting, shall be paid to Landlord as additional rent under this Lease without affecting or reducing any other obligations of Tenant hereunder.

c.  Notwithstanding the provisions of paragraphs a and b above, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord’s consent and without extending any recapture or termination option to Landlord, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from

MCP 27271 – 200 & 200-B
a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant’s business as a going concern, provided that (i) the assignee or sublessee assumes, in full, the obligations of Tenant under this Lease, (ii) Tenant remains fully liable under this Lease, and (iii) the use of the Premises under Article 8 remains unchanged.

d.  No subletting or assignment shall release Tenant of Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder.  The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof.  Consent to one assignment or subletting shall not be deemed consent to any subsequent as signment or subletting.  In the event of default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies again st  such assignee, subtenant or successor.  Landlord may consent to subsequent assignments of the Lease or sublettings or amendments or modifications to the Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without o btaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease.

e.  If Tenant assigns the Lease or sublets the Premises or requests the consent of Landlord to any assignment or subletting or if Tenant requests the consent of Landlord for any act that Tenant proposes to do then Tenant shall, upon demand, pay Landlord an administrative fee of One Hundred Fifty and No/100ths Dollars ($150.00) plus any attorneys’ fees reasonably incurred by Landlord in connection with such act or request.

17. HOLDING OVER

If after expiration of the Term, Tenant remains in possession of the Premises with Landlord’s permission (express or implied), Tenant shall become a tenant from month to month only, upon all the provisions o f this Lease (except as to term and Base Rent), but the “Monthly Installments of Base Rent” payable by Tenant shall be increased to one hundred fifty percent (150%) of the Monthly Installments of Base Rent payable by Tenant at the expiration of the Term.  Such monthly rent shall be payable in advance on or before the first day of each month.  If either party desires to terminate such month t o month tenancy, it shall give the other party not less than thirty (30) days advance written notice of the date of te rmination.

18. SURRENDER OF PREMISES

a.    Tenant shall peaceably surrender the Premises and tender keys to Landlord on the Expiration Date, in broom -clean condition and in as good condition as when Tenant took possession, except for (i) reasonable wear a nd tear, (ii) loss by fire or other casualty, and (iii) loss by condemnation.   Tenant shall, on Landlord’s request, remove Tenant’s Property on or before the Expiration Date and promptly repair all damage to the Premises or Building caused by such removal.  Should Tenant fail to tender possession in the condition as required in this section, Landlord shall be entitled to charge a handling fee equivalent to 15% of the restoration costs for managing the restoration required by Tenant’s failure.

b.  If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any of Tenant’s Property left on the Premises shall be deemed to be abandoned, and, at Landlord’s option, title shall pass to Landlord under this Lease as by a bill of sale.  If Landlord elects to remove all or any part of such Tenant’s Property, the cost of removal, including repairing any damage to the Premises or Building caused by such removal, shall be paid by Tenant.  On the Expiration Date Tenant shall surrender all keys to the Premises.

19. DESTRUCTION OR DAMAGE

a.  If  the Premises or the portion of the Building necessary for Tenant’s occupancy is damaged by fire, earthquake, act of God, the elements or other casualty, Landlord shall, subject to the provisions of this Article, promptly repair the damage, if such repairs can, in Landlord’s opinion, be completed within ninety (90) days.  If Landlord determines that repairs can be completed within ninety (90) days, this Lease shall remain in full force and effect, except that if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant’s agents, employees, contractors, licensees or invitees, the Rent shall be abated to the extent Tenant’s use of the Premises is impaired, commencing with the date of damage and continuing until completion of the repairs required of Landlord under Section 19d.

b.  If  in Landlord’s opinion, such repairs to the Premises or portion of the Building necessary for Tenant’s occupancy canno t be completed within ninety (90) days, Landlord may elect upon notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but th e Rent shall be partially abated as provided in Section 19a.  If Landlord does not so elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

MCP 27271 – 200 & 200-B

c.  If any other portion of the Building or Project is totally destroyed or damaged to th e extent that in Landlord’s opinion repair thereof cannot be completed within ninety (90) days, Landlord may elect upon notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but the Rent shall be partially abated as provided in Section 19a.  If Landlord does not elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

d.  If the Premises are to be repaired under this Article, Landlord shall repair at its cost any injury or damage to the Building and Building Standard Work in the Premises.  Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant’s Property.  Landlord shall not be liable for any loss of business, inconvenience or annoyance arising from any repair or restoration of any portion of the Premises, Building or Project as a result of any damage from fire or other casualty.

e.  This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, Building or Project by fire or other casualty, and any present or future law which purports to gove rn the rights of Landlord and Tenant in such circumstances in the absence of express agreement, shall have no application.

20.  EMINENT DOMAIN

a.  If the whole of the Building or Premises is lawfully taken by condemnation or in any other manner for any p ublic or quasi- public purpose, this Lease shall terminate as of the date of such taking, and Rent shall be prorated to such date.  If less than the whole of the Building or Premises is so taken, this Lease shall be unaffected by such taking, provided that (i) Tenant shall have the right to terminate this Lease by notice to Landlord given within ninety (90) days after the date of suc h taking if any portion of the Premises is taken and the remaining area of the Premises is not reasonably sufficient for Tenant to continue operation of its business, and (ii) Landlord shall have the right to terminate this Lease by notice to Tenant giv en within ninety (90) days after the date of such taking.  If either Landlord or Tenant so elects to terminate this Lease, the Lease shall terminate on the thirtieth (30th) day after either such notice.  The Rent shall be prorated to the date of termination.  If this Lease continues in force upon such partial taking, the Base Rent and Tenant’s Proportionate Share shall be equitably adjusted according to the remaining Rentable Area of the Premises and Project.

b.  In the event of any taking, partial or whole, all of the proceeds of any award, judgment or settlement payable by the condemning authority shall be the exclusive property of Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any award, judgment or settlement from the condemning authority.  Tenant, however, shall have the right, to the extent that Landlord’s award is not reduced or prejudiced, to claim from the condemning authority (but not from Landlord) such compensation as may be recoverable by Tenant in its own right for relocation expenses and damage to Tenant’s Property.

c.  In the event of a partial taking of the Premises which does not result in a termination of this Lease, Landlord shall restore the remaining portion of the Premises as nearly as practicable to its condition prior to the condemnation or taking, but only to the extent of Building Standard Work.  Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant’s Property.

21.  INDEMNIFICATION

a.  Tenant shall indemnify and hold Landlord harmless against and from liability and claims of any kind for loss or damage to property of Tenant or any other person, or for any injury to or death of any person, arising out of: (1) Tenant’s use and occupancy of the Premises, or any work, activity or other things allowed or suffered by Tenant to be do ne in, on or about the Premises; (2) any breach or default by Tenant of any of Tenant’s obligations under this Lease; or (3) any negligent or otherwise tortious act or omission of Tenant, its agents, employees, invitees or contractors.  As set forth above, Tenant shall at Tenant’s expense, and by counsel satisfactory to Landlord, defend Landlord in any action or proceeding arising from any such claim and shall indemnify Landlord against all costs, attorneys’ fees, expert witness fees and any other expenses incurred in such action or proceeding.  As a material part of the consideration for Landlord’s execution of this Lease, Tenan t hereby assumes all risk of damage or injury to any person or property in, on or about the Premises from any cause; provided, however, such damage or injury was not caused by the gross negligence or willful misconduct of Landlord or Landlord’s agents, contractors, employees or invitees.

b.   Landlord shall not be liable for injury or damage which may be sustained by the person or pro perty of Tenant, its employees, invitees or customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakag e, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, whethe r such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or Pro ject or from other sources; provided, however, the foregoing shall not apply to any injury or damage arising from the negligent acts or omissions of Landlord or Landlord’s agents, contractors, employees or invitees.  Landlord shall not be liable for any damages arising from any act or omission of any other tenant of the Building or Project.

MCP 27271 – 200 & 200-B

22. TENANT’S INSURANCE

a.     All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies acceptable to Landlord and Landlord’s lender and qualified to do business in the State.  Each policy shall name Landlord, and at Landlord’s request any mortgagee of Landlord, as an additional insured, as their respective interests may appear. Each policy shall contain (i) a cross-liability endorsement, (ii) a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance, and (iii) a waiver by the insurer of any right of subrogation against Landlord, its agents, employees and representatives, which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its agents, employees or representatives.  A copy of each paid up policy (authenticated by the insurer) or certificate of the insurer evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord before the date Tenant is first given the right of possession of the Premises, and thereafter within thirty (30) days after any demand  by Landlord therefor.  Landlord may, at any time and from time to time, inspect and/or copy any insurance policies required to be maintained by Tenant hereun der.  No such policy shall be cancelable except after twenty (20) days written notice to Landlord and Landlord’s lender.  Tenant shall furnish Landlord with renewals or “binders” of any such policy at least ten (10) days prior to the expiration thereof.  T enant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and charge the Tenant the premiums together with a twenty-five percent (25%) handling charge, payable upon demand.  Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by the Tenant, provided such blanket policies expressly afford coverage to the Premises, Landlord, Landlord’s mortgagee and Tenant as required by this Lease.

b.  Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term,  Tenant  shall  procure,  pay for  and  maintain  in  effect  policies  of  casualty  insurance  covering  (i)  all  Leas ehold Improvements (including any alterations, additions or improvements as may be made by Tenant pursuant to the provisions of Article 12 hereof), and (ii) trade fixtures, merchandise and other personal property from time to time in, on or about the Premises, in an amount not less than one hundred percent (100%) of their actual replacement cost from time to time, providing protection against any peril included with the classification “Fire and Extended Coverage” together with insurance against sprinkler damage, vandalism and malicious mischief.  The proceeds of such insurance shall be used for the repair or replacement of the property so insured.  Upon termination of this Lease following a casualty as set forth herein, the proceeds under (i)  shall be paid to Landlord, and the proceeds under (ii) above shall be paid to Tenant.

c.  Beginning on  the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect workers’ compensation insurance as required by law and comprehensive public liability and property damage insurance with respect to the construction of improvements on the Premises, the use, operation or condition of the Premises and the operations of Tenant in, on or about the Premises, providing personal injury and broad form property damage coverage for not less than One Million Dollars ($1,000,000.00) combined single limit for bodily injury, death and property damage liability.

d.  Not less than every three (3) years during the Term, Landlord and Tenant shall mutually agree to increases in all of Tenant’s insurance policy limits for all insurance to be carried by Tenant as set forth in this Article.  In the event Landlo rd and Tenant cannot mutually agree upon the amounts of said increases, then Tenant agrees that all insurance policy limits as set forth in this Article shall be adjusted for increases in the cost of living.

23. WAIVER OF SUBROGATION

Landlord and Tenant each hereby waive all rights of recovery against the other and against the officers, employees, agents and representatives of the other, on account of loss by or damage to the waiving party of its property or the property of others under its control, to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of the loss or damage.  Tenant shall, upon obtaining the policies of insurance required under this Lease, give notice to its insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

24. SUBORDINATION AND ATTORNMENT

This Lease and Tenant’s interests and rights hereunder are and shall be subject and subordinate at all times to the lien of any mortgage, now existing or hereafter created, on or against the Project, the Building or the Premises by Landlord, and all amendments, restatements, renewals, modifications, consolidations, refinancings, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant.  Tenant agrees upon demand to execute, acknowledge and deliver such instruments and other documents confirming such subordination  as shall be requested by any such holder and Tenant hereby appoints Landlord as Tenant’s attorney-in-fact to execute any such instruments and other documents for and on behalf of Tenant.  In the event of the enforcement by any mortgagee or holder of any security

MCP 27271 – 200 & 200-B

agreement (“Successor Landlord”) of the remedies provided for by law, mortgage, or security agreement, Tenant will automatically become the tenant of such Successor Landlord without any change in the terms or other provisions of the Lease; provided, however, that such Successor Landlord or successor in interest shall not be bound by (a) any payment of Base Rent or Additional Rent for more than one (1) month in advance except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, (b) any amendment or modification of thi s Lease, or any waiver of the terms of this Lease, made without the written consent of such Successor Landlord, (c) any offset right that Tenant may have against any former Landlord relating to any event or occurrence before the date of attornment, includi ng any claim for damages of any kind whatsoever as the result of any breach by a former Landlord that occurred before the date of attornment; (d) any obligation (i) to pay Tenant any sum(s) that any former Landlord owed to Tenant unless such sums, if any, shall have actually been delivered to Successor Landlord by way of an assumption of escrow accounts or otherwise; (ii) with respect to any security deposited with a former Landlord, unless such security was actually delivered to such Successor Landlord; (iii) to commence or complete any initial construction of improvements in the Premises or any expansion or rehabilitation of existing improvements thereon; (iv) to reconstruct or repair improvements following a fire, casualty or condemnation; or (v) arising from representations and warranties related to a former Landlord; or (e) any consensual or negotiated surrender, cancellation, or termination of this Lease, in whole or in part, agreed upon between former  Landlord  and  Tenant,  unless  effected  unilaterally by Tenant  pursuant  to  the  express  terms  of  this  Lease  or consented to in writing by Successor Landlord.  Upon request by such Successor Landlord, whether before or after the enforcement of its remedies, Tenant shall execute and deliver an instrument or instruments confirming and evidencing the attornment herein set forth, and Tenant hereby irrevocably appoints Landlord as Tenant’s agent and attorney -in-fact for the purpose of executing, acknowledging and delivering any such instruments and certificates.  Thi s Lease is further subject to and subordinate to all matters of record.  Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant’s consent, by written notice to Tenant and thereupon this Lease s hall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording, and in that event, such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the exe cution, delivery and recording of such mortgage and had been assigned to such holder.  The term “mortgage” whenever used in this Lease shall be deemed to include deeds of trust, mortgages, security deeds, security assignments and any other instrument which creates a lien.  Any reference to the “holder” of such mortgage shall be deemed to include the beneficiary under a deed of trust.

25.  TENANT ESTOPPEL CERTIFICATES

Within twenty (20) days after written request from Landlord, or Landlord’s designee, Tenant shall execute and deliver to Landlord, Landlord’s designee or the holder of any mortgage, a written statement certifying (a) that this Lease is unmodified and in full force and effect, or is in full force and effect as modified and stating the modificat ions; (b) the amount of Base Rent and the date to which Base Rent and additional rent have been paid in advance; (c) the amount of any security deposited with Landlord;  (d) that Landlord is not in default hereunder or, if Landlord is claimed to be in defa ult, stating the nature of any claimed default; and (e) such other matters relating to this Lease as may be reasonably requested by Landlord or the holder of a mortgage.  Any such statement may be relied upon by a purchaser, assignee,  lender, the holder of a mortgage and its successors and/or assigns.  Tenant’s failure to execute and deliver such statement within the time required shall at Landlord’s election be a default under this Lease and shall also be conclusive upon Tenant that: (1) this Lease is in full force and effect and has not been modified except as represented by Landlord; (2) there are no uncured defaults in Landlord’s performance and that Tenant has no right of offset, counter -claim or deduction against Rent; and (3) not more than one month’s Rent has been paid in advance.

26. TRANSFER OF LANDLORD’S INTEREST

In the event of any sale or transfer by Landlord of the Premises, Building or Project, and assignment of this Lease by Landlord, Landlord shall be and is hereby entirely freed and relieved of any and all liability and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Premises, Building, Project or Lease occurring after the consummation of such sale or transfer, providing the purchaser shall expressly assume all of the covenants and obligations of Landlord under this Lease.  If the Security Deposit or any prepaid Rent has been paid by Tenant and Landlord transfers such Security Deposit or any prepaid Rent to Landlord’s succes sor, Landlord shall be relieved of any and all further liability with respect thereto.

27. DEFAULT

27.1.  Tenant’s Default.  The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

a.  If Tenant abandons or vacates the Premises accompanied by non-payment of Rent; or

MCP 27271 – 200 & 200-B

b.  If Tenant fails to pay any Rent or any other charges required to be paid by Tenant under this Lease and such failure continues for ten (10) days after such payment is due and payable; or

c.  If Tenant fails to promptly and fully perform any other covenant, condition or agreement contained in this Lease and such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; or

d.  If a writ of attachment or execution is levied on this Lease or on any of Tenant’s Property; or

e.   If Tenant makes a general assignment for the benefit of creditors, or provides for an arrangement, composition, extension or adjustment with its creditors; or

f.  If Tenant files a voluntary petition for relief or if a petition against Tenant in a proceeding under the federal bankruptcy laws or other insolvency laws is filed and not withdrawn or dismissed within forty-five (45) days thereafter, or if under the provisions of any law providing for reorganization or winding up of corporations, any court of competent jurisdiction assumes jurisdiction, custody or control of Tenant or any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of forty-five (45) days; or

g.  If in any proceeding or action in which Tenant is a party, a trustee, receiver, agent or custodian is appointed to take charge of the Premises or Tenant’s Property (or has the authority to do so) for the purpose of enforcing a lien against the Premises or Tenant’s Property; or

h.  If Tenant is a partnership or consists of more than one (1) person or entity, if any partner of the partnership or other person or entity is involved in any of the acts or events described in subparagraphs d through g above.

27.2. Remedies. In the event of Tenant’s default hereunder, then in addition to any other rights or remedies Landlord may have under any law, Landlord shall have the right, at Landlord’s option, without further notice or demand of any kind to do the following:

a.  Terminate this Lease and Tenant’s right to possession of the Premises and reenter the Premises and take possession thereof, and Tenant shall have no further claim to the Premises or under this Lease; or

b.  Continue this Lease in effect, reenter and occupy the Premises for the account of Tenant, and collect any unpaid Rent or other charges which have or thereafter become due and payable; or

c.  Reenter the Premises under the provisions of subparagraph b, and thereafter elect to terminate this Lease and Tenant’s right to possession of the Premises.

If Landlord reenters the Premises under the provisions of subparagraphs b or c above, Landlord shall not be deem ed to have terminated this Lease or the obligation of Tenant to pay any Rent or other charges thereafter occurring, unless Landlord notifies Tenant in writing of Landlord’s election to terminate this Lease. In the event of any reentry or retaking o f possession by Landlord, Landlord shall have the right, but not the obligation, to remove all or any part of Tenant’s Property in the Premises and to place such property in storage at a public warehouse at the expense and risk of Tenant.  If Landlord elects to relet the Premises for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such reletting; third, to the payment of the cost of any alterations or repairs to the Premises; fourth, to the payment of Rent due and unpaid hereunder; and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due.  If that portion of rent received from the reletting which is applied against the Rent due hereunder is less than the amount of the Rent due, Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord.  Such deficiency shall be calculated and paid monthly.  Tenant shall also pay to Landlord, as soon as determined, any costs and expenses incurred by Landlord in connection with such reletting or in making alterations and repairs to the Premises, which are not covered by the rent received from the reletting.

Should Landlord elect to terminate this Lease under the provisions of subparagraph a or c above, Landlord may recover as damages from Tenant the following:

1.  Past Rent.  The worth at the time of the award of any unpaid Rent which had been earned at the time of termination; plus

2.  Rent Prior to Award.  The worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rent al loss that Tenant proves could have been reasonably avoided; plus

3.  Rent After Award.  The worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the rental loss that Tenant proves could be reasonably avoided; plus

MCP 27271 – 200 & 200-B

4.   Proximately Caused Damages.   Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the or dinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses (including attorneys’ fees), incurred by Landlord in (a) retaking possession of the Premises, (b) maintaining the Premises after Tenant’s defa ult, (c) preparing the Premises for reletting to a new tenant, including any repairs or alterations, and (d) reletting the Premises, including broke r’s commissions.

“The worth at the time of the award” as used in subparagraphs 1 and 2, is to be computed b y allowing interest at the rate of ten percent (10%) per annum.  “The worth at the time of the award” as used in subparagraph 3 above, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank situated nearest to the Prem ises at the time of the award plus one percent (1%).

The waiver by Landlord of any breach of any term, covenant or condition of this Lease shall not be deemed a waiver of such term, covenant or condition or of any subsequent breach of the same or any ot her term, covenant or condition.  Acceptance of Rent by Landlord subsequent to any breach hereof shall not be deemed a waiver of any preceding breach other than the failure to pay the particular Rent so accepted, regardless of Landlord’s knowledge of any b reach at the time of such acceptance of Rent.  Landlord shall not be deemed to have waived any term, covenant or condition unless Landlord gives Tenant written notice of such waiver.

27.3.  Landlord’s Default.  If Landlord fails to perform any covenant, condition or agreement contained in this Lease within thirty (30) days after receipt of written notice from Tenant specifying such default, or if such default cannot reasonably be cured within thirty (30) days, if Landlord fails to commence to cure within that thirty (30) day period, then Landlord shall be liable to Tenant for any damages sustained by Tenant as a result of Landlord’s breach; provided, however, it is expressly understood and agreed that if Tenant obtains a money judgment against Landlord resu lting from any default or other claim arising under this Lease, that judgment shall be satisfied only out of the rents, issues, profits, and other income actually received on account of Landlord’s right, title and interest in the Premises, Building or Proj ect, and no other real, personal, or mixed property of Landlord (or of any of the partners which comprise Landlord, if any) wherever situated, shall be subject to levy to satisfy such judgment.  If, after notice to Landlord of default, Landlord (or any hol der of a mortgage) fails to cure the default as provided herein, then Tenant shall have the right to cure that default at Landlord’s expense.  Tenant shall not have the right to terminate this Lease or to withhold, reduce or offset any amount against any p ayments of Rent or any other charges due and payable under this Lease except as otherwise specifically provided herein.

27.4.   Inducement Recapture.   Any agreement for free or abated rent or other charges, or for the giving or paying by Landlord to or for Tenant of any cash or other bonus, inducement or consideration for Tenant's entering into this Lease, all of which concessions are hereinafter referred to as "Inducement Provisions", shall be deemed conditioned upon Tenant's full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon  Breach of this Lease by Tenant, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and a prorated portion of any Rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Landlord under such an Inducement Provision shall be immediately due and payable by Tenant to Landlord, notwithstanding any subsequent cure of said Breach by Tenant. The acceptance by Landlord of rent or the cure of the Breach which initiated the operation of this Paragraph shall not be deemed a waiver by Landlord of the provisions of this paragraph unless specifically so stated in writing by Landlord at the time of such acceptance.

28. BROKERAGE FEES

Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or it s negotiation except Broker(s) listed in Article 2.c. of this Lease.  Tenant shall indemnify and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by re ason of any act of Tenant. Landlord warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation.  Landlord shall indemnify and hold Tenant harmless from any cost, expense or liability (including costs of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act of Landlord.

29. NOTICES

All notices, approvals and demands permitted or required to be given under this Lease shall be in writing and deemed duly served or given if personally delivered or sent by certified or registered U.S. mail, postage prepaid, and addressed as follows: (a) if to Landlord, to Landlord’s Mailing Address and to the Building manager, and (b) if to Tenant, to Tenant’s Mailing Address; provided, however, notices to Tenant shall be deemed duly served or given if delivered or mailed to Tenant at the Premises.  Landlord and Tenant may from time to time by notice to the other designate another place for receipt of future notices.

MCP 27271 – 200 & 200-B

30. GOVERNMENT ENERGY OR UTILITY CONTROLS

In the event of imposition of federal, state or local government controls, rules, regulations or restrictions on the use or consumption of energy or other utilities during the Term, both Landlord and Tenant shall be bound thereby.  In the event of a difference in interpretation by Landlord and Tenant of any such controls, the interpretation of Landlord shall preva il, and Landlord shall have the right to enforce compliance therewith, including the right of entry into the Premises to effect compliance.

31.  [Reserved]

32. QUIET ENJOYMENT

Tenant, upon paying the Rent and performing all of its obligations under this Lease, shall peaceably and quietly enjoy the Premises, subject to the terms of this Lease and to any mortgage, lease or other agreement to which this Lease may be subordinate.

33. OBSERVANCE OF LAW

Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated.   Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constit uted, relating to, or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant’s Improvements or acts.  The judgment of any court of competent jurisdiction or the admission of Tenant in an y action against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any law, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between Landlord and Tenant.

34. FORCE MAJEURE.

Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage.  Nothing in this Article 34 shall excuse or delay Tenant's obligation to pay Rent or other charges under this lease.

35. CURING TENANT'S DEFAULTS.

If Tenant defaults in the performance of any of its obligations under this Lease, Landlord may (but shall not be obligated to) without waiving such default, perform the same for the account at the expense of Tenant.  Tenant shall pay Landlord all costs of such performance promptly upon receipt of a bill therefor.

36. SIGN CONTROL.

Except as set forth in Addendum “A”, Tenant shall not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Premises, Building or Project, including without l imitation, the inside or outside of windows or doors, without the written consent of Landlord.  Landlord shall have the right to remove any signs or other matter, installed without Landlord's permission, without being liable to Tenant by reason of such rem oval, and to charge the cost of removal to Tenant as additional rent hereunder, payable within ten (10) days of written demand by Landlord.

37. MISCELLANEOUS.

a.  Accord and Satisfaction; Allocation of Payments.  No payment by Tenant or receipt by Landlo rd of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than on account of the earliest due Rent, nor shall any endorsement or statement  on any check or letter accompanying any check or payment as Rent be deemed an accor d and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of the Rent or pursue any other remedy provided for in this Lease.  In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant then not current and due or delinquent.

MCP 27271 – 200 & 200-B

b. Addenda.  If any provision contained  in an addendum to this Lease is inconsistent with any o ther provision herein, the provision contained in the addendum shall control, unless otherwise provided in the addendum.

c. Attorneys' Fees.  If any action or proceeding is brought by either party against the other pertaining to or arising out of this Lease, the finally prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred on account of such action or proceeding.

d.  Captions, Articles and Section Numbers.  The captions appearing within the body of this Lease have been inserted as a matter of convenience and for reference only and in no way  define, limit or enlarge the scope or meaning of this Lease.  All references to Article and Section numbers refer to Articles and Sections in this Lease.

e.  Changes Requested by Lender.  Neither Landlord or Tenant shall unreasonably withhold its consent to changes or amendments to this Lease requested by the lender on Landlord's interest, so long as these changes do not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of the party from whom consent to such change or amendment is requested.

f. Choice of Law.  This Lease shall be construed and enforced in accordance with the laws of the State of California.

g. Consent.   Notwithstanding anything contained in this Lease to the contrary, Tenant shall have no claim, and hereby waives the right to any claim against Landlord for money damages by reason of any refusal, withholding or de laying by Landlord of any consent, approval or statement of satisfaction and in such event, Tenant's only remedies therefor shall be an action for specific performance, injunction or declaratory judgment to enforce any right to such consent, etc.

h.  Corporate Authority.  If Tenant is a corporation, each individual signing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation, and that this Lease is binding on Tenant in accordance with its terms.  Tenant shall, at Landlord's request, deliver a certified copy of a resolution of its board of directors authorizing such execution. If Landlord is a corporation, each individual signing this Lease on behalf of  Landlord  represents  and  warrants  that  he  is  duly authorized  to  execute  and  deliver  this  Lease  on  behalf  of  the corporation, and that this Lease is binding on Landlord in accordance with its terms.  Landlord shall, at Tenant's request, deliver a certified copy of a resolution of its board of directors authorizing such execution.

i. Counterparts; Signatures.  This Lease may be executed in multiple counterparts, all of which shall constitute one and the same Lease. Further, copied or electronically or facsimile transmitted signatures of an original signature shall be treated for all purposes as an original signature. After execution and delivery of this Lease, a copy of the signed Lease shall be considered for all purposes as an original of the Lease to the maximum extent p ermitted by law, and no party to this Lease shall have any obligation to retain a version of the Lease that contains original signatures in order to enforce the Lease, o r for any other purpose, except as otherwise required by law.

j. Execution of Lease; No Option.  The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or option for Tenant to lease, or otherwise create any interest of Tenant in th e Premises or any other premises within the Building or project.  Execution of this Lease by Tenant and its return to Landlord shall not be binding on Landlord notwithstanding any time interval, until Landlord has in fact signed and delivered this Leas e to Tenant.

k.  Furnishing of Financial Statements; Tenant's Representation.  In order to induce Landlord to enter into this Lease Tenant agrees that it shall promptly furnish Landlord, from time to time but not more than once per calendar year, upon Landlord's written request, with financial statements reflecting Tenant's current financial condition.    Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection  with this Lease are true, correct and complete in all respects.

l.  Further Assurances.  The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

m.  Mortgage Protection.  Tenant agrees to send by certified or registered mail to any holder of a mortg age whose address has been furnished to Tenant, a copy of any notice of default served by Tenant on Landlord.  If Landlord fails to cure such default within the time provided for in this Lease, then Tenant shall provide written notice of such failure to th e holder of the mortgage and such holder shall have an additional thirty (30) days to cure such default; provided that if such default cannot reasonably be cured within that thirty (30) day period, then such holder of the mortgage shall have such additiona l time to cure the default as is reasonably necessary under the circumstances.  Notwithstanding anything to the contrary contained herein, the holder of the mortgage shall have no obligation to cure (and shall have no liability or obligation for not curing ) any breach or default by Landlord, except to the extent that such holder agrees or undertakes otherwise in writing.

MCP 27271 – 200 & 200-B

n. Prior Agreements; Amendments.  This Lease contains all of the agreements of the parties with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such  matter shall be effective for any purpose.    No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties or their respective successors in interest.

o. Recording.  Tenant shall not record this Lease without the prior written consent of Landlord.  Tenant, upon the request of Landlord, shall execute and acknowledge a "short form" memorandum of this Lease for recording purposes.

p. Severability.  A final determination by a court of competent jurisdiction that any provision of this Lease is invalid shal l not affect the validity of any other provision, and any provision so determined to be invalid shall, to the extent possible, be construed to accomplish its intended effect.

q. Successors and Assigns. This Lease shall apply to and bind the heirs, personal representatives, and permitted successors and assigns of the parties.

r. Time of the Essence.  Time is of the essence of this Lease.

s. Waiver.  No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver of such default.

t. Terminology.   For purposes of this Lease the term “Landlord” shall be interchangeable with “Lessor” and the term “Tenant” shall be interchangeable with “Lessee”.

The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment for the particular Rent payment involved.

No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term.   Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease.

Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or appr oval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant.

Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

The Parties hereto have executed this Lease as of the dates set forth below.

MCP 27271 – 200 & 200-B

MCP 27271 – 200 & 200-B

ADDENDUM “A”

BY AND BETWEEN:   MV Plaza, Inc., a California Corporation

AS LANDLORD; AND:  Auxilio, Inc., a Nevada Corporation

AS TENANT

TO LEASE DATED:   6/26/2015

1.       SIGN CRITERIA

These regulations are established in order to ensure that all signs comply with the signing ordinances of the City of Mission Viejo, and in order to maintain a continuity in appearance throughout Mission Corporate Plaza.  Conformance with the following regulations will be strictly enforced:

A.         MASTER LOBBY DIRECTORY

(1)         Each suite shall be entitled to one line of copy on the lobby directory.

(2)         Each directory strip is 3/8” x 10”.  Copy is Helvetica Medium, upper and lower case, indented 1/2”-left margin and 1/2”-right margin. Color is black (blackout) with clear letters.

(3)         Copy to be at Landlord's expense.

B. SUITE DOOR SIGNS:

(1)    Each suite shall be allowed one identity sign to be installed on the wall next to the handle side of doorway, 60” above finished floor to center of sign, and 2” from door trim.

(2)    The sign shall be a 9” x 9” x 1/4” plaque. Material: 2-piece non-glare clear plex. Top portion, (2.25” x 9” with radius top) contains 1” suite numerals (centered), polished bevel, subsurface text (helvetica medium) in 2ml. vinyl, flood with copper/bronze metallic (frazee #8386n).

Lower portion, 6.25” x 9” x 1/4”, polished bevel, shall contain tenant name only, no logo. Text shall be 3/4”  lettering (optima regular) cap and lower case, left registered 3/4” lettering (optima regular) cap and lower case, left registered 3/4” margin. Vinyl text and flood color as above.

(3)    The sign shall be installed at Landlord’s expense.

(4)    Except as provided herein, no electrical or audible signs, advertising placards, banners, pennants, names, insignias, trademarks, or other descriptive material shall be affixed or maintained upon the glass panes, doors,  exterior walls, or interior common area walls of the Premises.

(5)    Tenant shall contact Landlord with the exact verbiage for Tenant’s directory and suite door signage at (949) 719-7232.

C.         EXTERIOR SIGNAGE:

(1)    Landlord shall grant Tenant the right to place one (1) “building top” sign on the Building in a mutually agreed upon location.  The design, size and location of said signage shall be pursuant to the Building sign criteria and approval by the City of Mission Viejo and by Landlord. All costs associated with the installation, maintenance and removal of said

MCP 27271 – 200 & 200-B

signs shall be at Tenant’s sole expense. Landlord shall have the right to have Tenant remove said sign, at Tenant’s cost, in the event Tenant subleases more than twenty- five percent (25%) of the Premises.

2.       EXTERIOR STORAGE

Tenant shall neither store, nor permit to be stored any goods, machinery, merchandise, equipment, or any other items whatsoever in the parking lot or any other common area adjacent to or in the Building.  Tenant may only place or store items wholly within its leased Premises.

3.       NO TELEMARKETING

Tenant warrants to Landlord that its “use“ of the subject Premises shall NOT be for the operation of a telemarketing business, although some business-to-business targeted marketing involving the use of telephone research, surveying and prospecting techniques may be employed. Tenant acknowledges that Landlord does not allow “boiler-room“ telemarketing businesses as an acceptable “Use“ for this or any other location in Landlord’s properties and Tenant therefore understands and agrees its total number of employees shall not adversely impact the Project parking, or usage of the common areas, or exceed that which would be reasonably expected for normal general office use in a facility of this size, and that non- compliance of these issues shall constitute a material breach of this Lease.

4.       SUITE REFURBISHMENT/TENANT IMPROVEMENTS

Landlord shall complete Tenant Improvements, per the plans and engineering drawings related to such Tenant Improvements that have been approved by Tenant using Landlord’s building-standard materials and finishes at Landlord’s sole cost, which will include architectural, engineering, construction, management and/or filing fees necessary to permit and complete the work, and includes the elements depicted on attached Exhibits “A-2” and “A-3” and as set forth below.

Suite 200 (See Exhibit A-2):

1)    Construct new full suite 200 as described on attached Exhibit A-2 (“Office Final Plan”);
2)    Install Landlord’s standard double door entry off of Elevator Lobby; Landlord shall install framed glass doors and/or provide “hold-opens”, if acceptable per code;
3)    Construct Large Conference Room adjacent to front reception. Conference room shall have Landlord’s standard wood door and brushed aluminum Western Integrated Frame (1/4”) quarter inch glass window with vertical mullions in conference room wall. Glass window shall not exceed 20’ in length and shall match the header height of the door frames and shall have frosted privacy film applied starting at 18” A.F.F. and ending 18” below upper frame;
4)    Construct collaborative area adjacent to front entrance of suite;
5)    Create open work area between collaborative area and Large Conference room;
6)    Construct two  (2)  window offices. Offices to  have  brushed aluminum Western Integrated door frame/sidelight combos. Sidelights to be 24” wide;
7)    Construct seventeen (17) interior offices. Offices to have brushed aluminum Western Integrated door frame/sidelight combos. Sidelights to be 24” wide;
8)    Construct Kitchen/Break room;
9) Install approximately eight (8) linear feet in Tenant’s choice of Landlord’s standard upper and lower cabinetry and countertop in Kitchen/Break room. Leave approximately six (6) linear feet between cabinetry and wall to fit two (2) standard refrigerators with recessed water lines. Install two (2) standard duplex  outlets  for  refrigerators  (GCFI5-20r  receptacle)  and  four  (4)  dedicated  outlets  above countertop, at least one outlet being (i) a 208V/15A outlet, (ii) a GCFI5-20r receptacle, and (iii) a counter-level, recessed water line;
10)  In Break Room counter install Landlord’s standard sink with garbage disposal and insta -hot water heater and additionally install Landlord’s standard dishwasher in mutually agreed location ;

MCP 27271 – 200 & 200-B

11)  Install Tenant’s choice of Landlord’s standard hard flooring in front Kitchen/Break room;
12)  Construct  Standard  Conference  Rooms  in  back  corner  of  suite.  Conference  room  shall  have Landlord’s standard wood doors and brushed aluminum Western Integrated Frame quarter inch (1/4”) glass window with vertical mullions in conference room wall. Glass window shall not exceed 30’ in length and shall match the header height of the door frames. In addition, glass window shall have frosted privacy film applied starting at 18” A.F.F. and ending 18” below upper frame. Should Tenant choose to install folding dividing wall in Standard Conference Room, Tenant shall install at Tenant’s sole cost and expense and with Tenant’s contractor and supplier;
13)  Construct Small Conference Room adjacent to end of common area hallway and back stairwell of building. Conference room shall have Landlord’s standard wood door and brushed aluminum Western Integrated Frame quarter inch (1/4”) glass window with vertical mullions in conference room wall. Glass window shall not exceed 6’ in length and shall match the header height of the door frames and shall have frosted privacy film applied starting at 18” A.F.F. and ending 18” below upper frame;
14)  Create coffee bar area outside of small conference room. Coffee bar to be approximately nine (9) linear feet in Tenant’s choice of Landlord’s standard upper and lower cabinetry and countertop. Install Landlord’s standard sink and insta-hot water heater in coffee bar counter. Leave approximately three (3) linear feet between cabinetry and wall to fit standard refrigerator. Install one (1) standard duplex outlet for refrigerator (GCFI5-20r receptacle) and one (1) dedicated outlets above countertop with counter-level, recessed water line;
15)  Construct Collaborative area and Print area toward back of suite adjacent to common area electrical room;
16)  Install two (2) duplex receptacles and one (1) data pull (cabling not included) in each office and work area. Two (2) large window offices to be allotted three (3) duplex receptacles;
17)  Install wall or column fed power for approximately thirty (30) cubicle stations;
18)  Install up to eight (8) floor boxes for conference rooms and/or cubic le stations.

Basement Space (See Exhibit A-3):

1)   Construct new basement space as described on attached Exhibit A-3 (“Basement Final Plan”);
2)   Construct Forensics Lab, IT storage/work room, server room, supply storage room, and file storage room as shown and conduit (pull strings to accessible ceiling space only)and junction boxes for CCTV monitoring of all doorways accessible from Common Areas; and
3)   Install locking doors for locker rooms for secure access.

Landlord shall install mutually agreed supplemental HVAC unit and Emon Demon meter (the “Tenant IT Room Improvements”) at Tenant’s sole cost and expense, and Tenant agrees to pay for same  prior to commencement of work (see Addendum A, Paragraph 8 for additional terms).

Landlord shall use its best efforts to complete the above Tenant Improvements as soon as reasonably possible after receipt of signed Leases and move-in monies.   Landlord estimates that the Tenant Improvements shall take approximately thirteen (13) weeks to complete from date of Landlord's receipt of the signed Leases from Tenant, but Landlord can make no guaranty of an exact date of completion.

“Substantially Completed” and/or “Substantial Completion” of Tenant Improvements shall be defined as when the tenant improvements as set forth herein are completed and the suite is cleaned to the point that any reasonable person walking the Premises would deem it ready to occupy, minor punch-list items excepted and the City of Mission Viejo has issued a certificate of occupancy for the Premises.

ADDITIONAL TENANT IMPROVEMENTS
In the event Tenant requests Additional Tenant Improvements prior to its initial occupancy of the Premises, such improvements shall be subject to Landlord’s prior approval, with the understanding that the total cost of said Additional Tenant Improvements shall be the sole responsibility of Tenant. If Landlord and Tenant are unable to agree upon the plans for, or the cost of any such proposed Additional Tenant Improvements, Landlord shall not be obligated to construct such Additional Tenant Improvements. In the event Additional Tenant Improvements are approved by Landlord, then Landlord shall prepare an Additional Work Authorization (“AWA”) outlining the specific additional work to be completed and shall deliver same to Tenant. Tenant shall execute said AWA and return it to Landlord, together with a check for the total cost of

MCP 27271 – 200 & 200-B

such Additional Tenant Improvements.  Landlord shall not be obligated to commence construction of any approved Additional Tenant Improvements until Landlord has received such signed AWA and the check. Further, should the Additional Tenant Improvements requested by Tenant   result in a delay in the completion of the work as set forth in Item 4 hereinabove beyond the date that work would have been completed had such Additional Tenant Improvements not been requested, then Tenant agrees the Commencement Date for this lease will be effective upon the date those Tenant Improvements would have originally been completed,  regardless of whether Landlord has actually completed the Tenant Improvements as set forth herein on that date, or whether Tenant can occupy the Premises on or before that date.

In the event Tenant requires Additional Tenant Improvements in subject Premises after lease execution, such improvements shall be subject to Landlord’s prior approval, with the understanding that the total cost of the Additional Tenant Improvements shall be the sole responsibility of Tenant.  If Landlord and Tenant are unable to agree upon the plans for, or the cost of, any such proposed Additional Tenant Improvements, Landlord shall not be obligated to construct such Additional Tenant Improvements. In the event Additional Tenant  Improvements  are  approved  by  Landlord,  then  Landlord  shall  prepare  an  Additional  Work Authorization (“AWA”) outlining the specific additional work to be completed and shall deliver same to Tenant. Tenant shall execute said AWA and return it to Landlord, together with a check for the total cost of such Additional Tenant Improvements. Landlord shall not be obligated to commence construction of any approved Additional Tenant Improvements until Landlord has received such signed AWA and the check. Any construction delay arising out of Tenant’s request for any Additional Tenant Improvements shall not affect the payment of Rent as set forth herein. All Rent payments shall be due on the first of each month of the Lease Term regardless of whether or not the Additional Tenant Improvements have been completed or delayed.

5.       EARLY POSSESSION AGREEMENT

Landlord agrees to grant Tenant rent-free Early Possession of said Premises, the date to be upon Substantial Completion of Tenant Improvements.  In all events, the Lease payments shall not commence until the later to occur of: (i) Substantial Completion of Tenant Improvements, or (ii) October 1, 2015. It is agreed by Tenant and Landlord that all the terms and conditions of the Lease are to be in full force and effect, except as to the payment of Rent, as of the date of Tenant's possession of subject Premises.

6.       EARLY ACCESS AGREEMENT

Tenant shall have access to the Premises at mutually agreed upon times in order to install computer and telephone wiring only.  Except for the foregoing, Tenant agrees that it will not occupy subject Premises until the Early Possession Date, and Landlord shall have the right to inspect said Premises from time to time and if it finds any item of furniture or evidence of usage by Tenant whatsoever, then Tenant agrees to pay Landlord Rent for subject Premises, the amount to be retroactive to the date of such occupancy.  Landlord shall have no liability or responsibility for damages to Tenant’s personal property or for any loss suffered by Tenant through vandalism, theft, or destruction of the property by fire or other causes if Tenant has occupied the Premises prior to the Early Possession Date.  It is agreed by Tenant and Landlord that all the terms and conditions of the Lease are to be in full force and effect, except as to the payment of Rent, as of the date of Tenant's possession of subject Premises. Tenant shall provide appropriate insurance and liability coverage for its workers/employees on the job-site and Landlord shall in no way be responsible for same.

7.       RENTAL ABATEMENT

Landlord shall abate (waive) the monthly remittance (for Suite 200 and 200-B) for four (4) months of Rent during the initial Lease Term, said months to be November and December, 2015, September, 2016 and September, 2017, with right of recaptur(prorated) in the event of default.

Any agreement for free or abated rent or other charges, or for the giving or paying by Landlord to or for Tenant of any cash or other bonus, inducement or consideration for Tenant entering into this Lease, and Lessor’s cost of tenant improvements, all of which concessions are hereinafter referred to as "Inducement

MCP 27271 – 200 & 200-B

Provisions", shall be deemed conditioned upon Tenant's full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Tenant where such breach is not timely cured in accordance with the terms of the lease, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and a prorated portion of any Rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Landlord under such an Inducement Provision shall be immediately due and payable by Tenant to Landlord.

8. SURRENDER OF KEYS AT EXPIRATION OF LEASE

Tenant shall surrender the Premises by the Expiration Date or any earlier termination date and return at least one (1) key to the Premises to Landlord's corporate office located at 7 Corporate Plaza, Newport Beach, CA 92660, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and all building systems in good operating condition, ordinary wear and tear excepted. Landlord will continue to charge daily rent for the Premises until the key is received by Landlord at Landlord's office.

MCP 27271 – 200 & 200-B

ADDENDUM “A”

BY AND BETWEEN: MV Plaza, Inc., a California Corporation

AS LANDLORD; AND: Auxilio, Inc., a Nevada Corporation

AS TENANT

TO LEASE DATED: 6/26/2015

1.
No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any par t of the outside or inside of the Building without the written consent of Landlord, and Landlord shall have the right to remove and destroy any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant.

All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by the Landlord.

Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which ma y appear unsightly from outside the Premises; provided, however, that the Landlord may furnish and install a Building standard window covering a t all exterior windows.  Tenant shall not without prior written consent of Landlord cause or otherwise install sunscreen on any window.

2.
The sidewalks, halls, passages, exits, entrances, elevators and stairways, driveways, and parking areas shall not be obstructed by Tenants or used by them for any purpose other than for ingress and egress from their respective premises.

3.
Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises, with out prior written consent of Landlord and subsequent delivery of a duplicate key to Landlord.

4.
The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees shall have caused it.

5.	Tenant shall not overload the floor of the Premises or in any way deface the Premises or any part thereof.

6.
Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substances in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Building.

7.
No cooking except  for normal employee meal preparation shall be done or permitted by any Tenant on the Premises, nor shall the Premises be used for washing clothes, for lodging, or for any improper, objectionable or immoral purpose.

8.
Tenant shall not keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied or approved in writing by the Landlord.

9.
Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced.  No boring or cutting for wires will be allowed without the consent of the Landlord.  The locations of telephones, call boxes and other office equipment affixed to t he Premises shall be subject to the approval of Landlord.

10.
Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

11.	Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate to prevent same.

12.	Without the written consent of Landlord, Tenant shall not use the name of the building in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

13.
Landlord shall have the right to control and operate the public portions of the Building, and the public facilities, and heat ing and air conditioning, as well as facilities furnished for the common use of the Tenants, in such manner as it deems best for the benefit of the Tenants generally.

14.
All garbage and refuse shall be placed by Tenant in the containers at the location prepared by Landlord for refuse collection, in the manner and at the times and places specified by Landlord. Tenant shall not burn any trash or garbage of any kind in or about the Leased Premises or the Business Park. All cardboard boxes must be “broken down” prior to being placed in the trash container. All styrofoam ch ips must be

MCP 27271 – 200 & 200-B

bagged or otherwise contained prior to placement in the trash container, so as not to constitute a nuisance. Pallets may not be disposed of in the trash bins or enclosures.  It is the Tenant’s responsibility to dispose of pallets by alternative means.

MCP 27271 – 200 & 200-B

ADDENDUM “B”

Should any garbage or refuse not be deposited in the manner specified by Landlord, Landlord may after three (3) hours verbal notice to Tenant, take whatever action necessary to correct the infraction at Tenant’s expense.

15.
No aerial antenna shall be erected on the roof or exterior walls of the Leased Premises, or on the grounds, without in each instance, the written consent of Landlord first being obtained.  Any aerial or antennae so installed without such written consent shall b e subject to removal by Landlord at any time without notice.

16.
No loud speakers, televisions, phonographs, radios, cell phones or other devices shall be used in a manner so as to be heard or seen outside of the Leased Premises or in neighboring space without the prior written consent of Landlord.

17.
The outside areas immediately adjoining the Leased Premises shall be kept clean and free from dirt and rubbish by the Tenant, to the satisfaction of the Landlord, and Tenant shall not place or permit any obstruction or materials in such areas.  No exterior storage shall be allowed.

18.	Tenant shall use at Tenant’s cost such pest extermination contractors as Landlord may direct and at such intervals as Landlor d may require.

19.	These common types of damages will be charged back to the Tenant if they are not corrected prior to vacating the Premises:

-           Keys not returned to Landlord for ALL locks, requiring the service of a locksmith and rekeying.

-           Removal of all decorator painting, wallpapering and paneling, or Landlord’s prior consent to remain.

-           Electrical conduit and receptacles on the surface of walls.

-           Phone outlets, wiring, or phone equipment added on wall surfaces.

-           Security tape/magnetic tape switches for burglar alarm systems added to windows and door surfaces.

-           Penetration of roof membrane in any manner.

-           holes in walls, doors, and ceiling surfaces.

-           Addition or change of standard door hardware.

-           Painting or gluing of carpet or tile on warehouse floors.

-           Glass damage.

-           Damage to warehouse ceiling insulation.

-           Stains or damage to carpeting beyond normal wear-and-tear.

-           Damaged, inoperative, or missing electrical, plumbing, or HVAC equipment.
-           Debris and furniture requiring disposal.
-           Damaged or missing mini-blinds, draperies, and baseboards.
-           Installation of additional improvements without Landlord’s prior written approval or obtainment of required City building permits.

Tenant agrees to comply with all such rules and regulations upon notice from Landlord.  Should Tenant not abide by these rules and regulations, Landlord may serve a three (3) day notice to correct deficiencies.  If Tenant has not corrected deficiencies by the end of the notice period, Tenant will be in default of lease.

MCP 27271 – 200 & 200-B

Landlord reserves the right to amend or supplement the foregoing rules and regulations and to adopt and promulgate additional rules and regulations applicable to the leased premises.  Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to the Tenant.

ADDENDUM “C”

BY AND BETWEEN: MV Plaza, Inc., a California Corporation

AS LANDLORD; AND: Auxilio, Inc., a Nevada Corporation

AS TENANT

TO LEASE DATED: 6/26/2015

ANNUAL RENT ADJUSTMENT

The minimum Base Monthly Rent set forth in Article 2.h. of this Lease shall be adjusted for Suite 200 and 200-B, as follows:
Suite 200

Beginning  on  October  1,  2016  through  September  30,  2017  the  minimum  Base  Monthly Rent  shall  be $30,952.53*.

Beginning  on  October  1,  2017  through  September  30,  2018  the  minimum  Base  Monthly Rent  shall  be $31,881.11*.

Beginning  on  October  1,  2018  through  September  30,  2019  the  minimum  Base  Monthly Rent  shall  be $32,837.54*.

Beginning  on  October  1,  2019  through  September  30,  2020  the  minimum  Base  Monthly Rent  shall  be $33,822.66*.

Beginning on October 1, 2020 through January 31, 2021 the minimum Base Monthly Rent shall be $34,837.34*. Suite 200-B

Beginning  on  October  1,  2016  through  September  30,  2017  the  minimum  Base  Monthly Rent  shall  be $3,115.75*.

Beginning  on  October  1,  2017  through  September  30,  2018  the  minimum  Base  Monthly Rent  shall  be $3,209.22*.

Beginning  on  October  1,  2018  through  September  30,  2019  the  minimum  Base  Monthly Rent  shall  be $3,305.50*.

Beginning  on  October  1,  2019  through  September  30,  2020  the  minimum  Base  Monthly Rent  shall  be $3,404.66*.

Beginning on October 1, 2020 through January 31, 2021 the minimum Base Monthly Rent shall be $3,506.80*.

MCP 27271 – 200 & 200-B

*  Note: This amount does not include Project Operating Costs and Real Estate Taxes, which amounts are subject to change pursuant to the terms of the Lease. The Security Deposit shall be subject to adjustment pursuant to Article 7 of the Lease.

MCP 27271 – 200 & 200-B

ADDENDUM “D”

BY AND BETWEEN: MV Plaza, Inc., a California Corporation

AS LANDLORD; AND: Auxilio, Inc., a Nevada Corporation

AS TENANT

TO LEASE DATED: 6/26/2015

OPTION TO EXTEND/LEASE EXTENSION

Providing Tenant is not in default under any of the terms of this Lease, Tenant shall have the Option to Extend the term of this Lease for ONE (1) FIVE-YEAR period on all the same terms and conditions as contained in this Lease, except that the minimum base monthly rent commencing with the first month of each Lease Extension shall be the THEN FAIR MARKET RENTAL RATE for comparable space in the area of Mission Corporate Plaza.

To exercise this Option to Extend, Tenant must give notice IN WRITING to Landlord by certified mail, return receipt requested at least ONE HUNDRED AND EIGHTY DAYS prior to the expiration of the previous term.

MCP 27271 – 200 & 200-

ADDENDUM “E”

BY AND BETWEEN: MV Plaza, Inc., a California Corporation

AS LANDLORD; AND: Auxilio, Inc., a Nevada Corporation

AS TENANT

TO LEASE DATED: 6/26/2015

RIGHT OF FIRST OFFER

Subject to Tenant not being in default of this Lease and the prior rights of other tenants in the Building, should the adjacent space become available at any time during the term of this Lease, Landlord shall notify Tenant in writing the right to lease said space prior to Landlord's acceptance of any other offer at a rental rate negotiated between Landlord and Tenant. Upon receipt of said offer from Landlord, Tenant shall have five (5) business days in which to negotiate a mutually acceptable Expansion Amendment.  Landlord shall be relieved of its obligation to lease said space to Tenant should Tenant and Landlord fail to negotiate and sign a mutually acceptable Amendment within five (5) business days.

MCP 27271 – 200 & 200-B

DocuSign Envelope ID: 81FB18B1-2F30-4709-BA8D-A466518AF85B

MCP 27271 – 200 & 200-B

TEL
MEN
WOMEN
ELECTRICAL

Exhibit “A-1” (Existing Plan of Suite 200)

33

Landlord’s Initials

Tenant’s Initials

4848-9133-7508

MCP 27271 – 200 & 200-B

Exhibit “A-2” (Final Plan of Suite 200)

MCP 27271 – 200 & 200-B

(E) LOCKER ROOM NON EXCLUSIVE CONTROLLED
(E) LOCKER ROOM NON EXCLUSIVE CONTROLLED
FORENSICS LAB 18X19
IT STORAGE/ WORK ROOM 16X20
SERVER 16X20
SUPPLY STORAGE 14X20
FILE STORAGE 14X20

Exhibit “A-3” (Final Plan of Basement)